Exhibit 10.5

WORKERS’ COMPENSATION ADVERSE DEVELOPMENT

AGGREGATE EXCESS OF LOSS REINSURANCE CONTRACT

issued to

TOWER REINSURANCE, LTD.

by

SOUTHPORT RE (CAYMAN), LTD.

Effective: June 1, 2013

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WORKERS’ COMPENSATION ADVERSE DEVELOPMENT

AGGREGATE EXCESS OF LOSS REINSURANCE CONTRACT

TABLE OF CONTENTS

Article		Page
	Preamble
1	Business Covered	3
2	Coverage	3
3	Term and Termination	4
4	Special Provision	4
5	Territory	4
6	Exclusions	4
7	Premium	6
8	Funds Held Account	6
9	Reports and Remittances	6
10	Definitions	7
11	Extra Contractual Obligations/Excess of Policy Limits	9
12	Net Retained Liability	10
13	Original Conditions	10
14	No Third Party Rights	10
15	Loss Settlements	10
16	Currency	11
17	Collateral	11
18	Taxes	12
19	Access to Records	13
20	Confidentiality	13
21	Indemnification and Errors and Omissions	14
22	Insolvency	14
23	Arbitration	15
24	Service of Suit	16
25	Entire Agreement	17
26	Non-Waiver	17
27	Intermediary	17
28	Mode of Execution	17
	Signatures	19

Attachments
	Nuclear Incident Exclusion Clause—Liability—Reinsurance—U.S.A.	20
	Nuclear Incident Exclusion Clause—Liability—Reinsurance—Canada	25
	Nuclear Energy Risks Exclusion Clause—Reinsurance (Worldwide Excluding U.S.A. and Canada)	28

Effective: June 1, 2013

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WORKERS’ COMPENSATION ADVERSE DEVELOPMENT

AGGREGATE EXCESS OF LOSS REINSURANCE CONTRACT

(the “Contract”)

issued to

TOWER REINSURANCE, LTD.

(the “Company”)

by

SOUTHPORT RE (CAYMAN), LTD.

(the “Reinsurer”)

ARTICLE 1

BUSINESS COVERED

This Contract is to indemnify the Company in respect of the Ultimate Net Loss paid by the Company on or after June 1, 2013, under Policies classified by the Company as Workers’ Compensation and Employer’s Liability business (including SRS Public Entities Workers’ Compensation Program) in force between January 1, 2011 and June 30, 2013, both days inclusive, and assumed by the Company from CastlePoint Reinsurance Company, Ltd., subject to the terms and conditions herein contained.

ARTICLE 2

COVERAGE

A.	Coverage A. The Reinsurer shall be liable in the aggregate for its Relevant Quota Share Percentage of the first amount of Ultimate Net Loss, subject to a limit of liability to the Reinsurer of an amount equal to its Relevant Quota Share Percentage of 69.50% of Earned Premium, but not to exceed its Relevant Quota Share Percentage of $383,730,000.

B.	Coverage B. The Reinsurer shall be liable in the aggregate for its Relevant Quota Share Percentage of the Ultimate Net Loss over and above an initial Ultimate Net Loss equal to 77.50% of the Earned Premium, subject to a limit of liability to the Reinsurer of its Relevant Quota Share Percentage of an amount equal to 5.00% of Earned Premium, but not to exceed its Relevant Quota Share Percentage of $47,273,750.

C.	Coverage C. The Reinsurer shall be liable in the aggregate for its Relevant Quota Share Percentage of the Ultimate Net Loss over and above an initial Ultimate Net Loss equal to 84.50% of the Earned Premium, subject to a limit of liability to the Reinsurer of its Relevant Quota Share Percentage of an amount equal to 3.00% of Earned Premium, but not to exceed its Relevant Quota Share Percentage of $28,364,250.

Effective: June 1, 2013

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ARTICLE 3

TERM AND TERMINATION

A.	This Contract shall take effect as of June 1, 2013, covering Ultimate Net Loss paid by the Company on or after that date for losses occurring prior to that date, and shall remain in effect until the settlement of all liabilities on the losses subject hereto.

B.	Notwithstanding the above, the Reinsurer may rescind this Contract in the event the Company is assigned an A.M. Best’s rating of less than “A-” within 120 days after the Closing Date. In such event, the fee due to the Reinsurer under this Contract is its Relevant Quota Share Percentage of $2,000,000, and the Reinsurer shall return the remainder of the premium paid hereunder (net of any losses by paid the Reinsurer under this Contract prior to rescission).

ARTICLE 4

SPECIAL PROVISION

In the event, with regulatory approval, of the unwinding of the internal quota share transaction under which the Company assumes the subject business from Tower Insurance Company of New York, the Relevant Quota Share Percentage hereunder shall be effectively reduced to zero, for losses paid after the effective date of the unwinding. In consideration thereof, the Company may reclaim the Funds Withheld Account balance as of that date, and the Reinsurer may terminate the Trust Agreement and withdraw all assets therefrom.

ARTICLE 5

TERRITORY

This Contract applies to losses arising out of Policies written in the United States of America, its territories and possessions, Puerto Rico and Canada, wherever occurring.

Effective: June 1, 2013

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ARTICLE 6

EXCLUSIONS

This Contract shall not apply to and specifically excludes:

1.	Losses excluded by the attached Nuclear Incident Exclusion Clause – Liability – Reinsurance – U.S.A.

2.	Losses excluded by the attached Nuclear Incident Exclusion Clause – Liability – Reinsurance – Canada.

3.	Losses excluded by the attached Nuclear Energy Risks Exclusion Clause – Reinsurance (Worldwide excluding U.S.A. and Canada).

4.	Liability of the Company arising by contract, operation of law, or otherwise, from its participation or membership, whether voluntary or involuntary, in any Insolvency Fund. “Insolvency Fund” includes any guaranty fund, insolvency fund, plan, pool, association, fund or other arrangement, howsoever denominated, established or governed, that provides for any assessment of or payment or assumption by the Company of part or all of any claim, debt, charge, fee, or other obligation of an insurer, or its successors or assigns, that has been declared by any competent authority to be insolvent, or that is otherwise deemed unable to meet any claim, debt, charge, fee or other obligation in whole or in part.

5.	Losses from Acts of Terrorism resulting from the use of any biological, chemical, nuclear or radiological weapon. In respect of losses defined as “Insured Losses” by the Terrorism Risk Insurance Act of 2002 and any subsequent amendments or extensions thereof (together called “TRIA”), “Act of Terrorism” shall follow the definition provided in TRIA. In respect of all other losses, “Act of Terrorism” shall be defined as in the Company’s original Policies or, if not defined therein, shall mean the use of force or violence and/or the threat thereof committed for political, religious, or ideological purposes and with the intention to influence any government and/or to put the public, or any section of the public, in fear.

6.	Any loss or damage which is occasioned by war, invasion, hostilities, acts of foreign enemies, civil war, rebellion, insurrection, military or usurped power, or martial law or confiscation by order of any government or public authority, but not excluding loss or damage which would be covered under a standard Policy or bond form containing a standard war exclusion clause.

7.	Loss or liability arising as a result of the Company’s participation in Pools and Associations, except for assigned risks.

8.	Longshore and Harbor Workers’ Compensation Act business, except when exposures are only incidental to the original insured’s major activities or total operations.

9.	Financial Guarantee and Insolvency.

10.	Assumed reinsurance, except for intercompany reinsurance and fronted business which is reinsured by the Company.

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11.	EE Hall and the Nation Builders Insurance Services Programs and business related to the 2011 Renewal Rights transaction.

12.	Any business not reflected in December 31, 2012 Towers Watson actuarial report.

ARTICLE 7

PREMIUM

The Company shall pay the Reinsurer a reinsurance premium of its Relevant Quota Share Percentage of $383,730,000 for the term of this Contract, to be paid on the Closing Date of this Contract. The premium represents the unpaid portion of liabilities.

ARTICLE 8

FUNDS HELD ACCOUNT

A.	Notwithstanding the provisions of the Premium Article, the Company may withhold from the premium from payment to the Reinsurer, provided the Company establishes on its books and maintains a segregated Funds Held Account comprised of the following:

1.	The Funds Held Account at June 30, 2013 shall be equal to the Reinsurer’s Relevant Quota Share Percentage of $383,730,000.

2.	The Funds Held Account at each subsequent quarter end shall be comprised of the following:

a.	The Funds Held Account at the end of the prior quarter; less

b.	The Reinsurer’s share of Ultimate Net Loss paid for such quarter.

B.	The Company shall determine and report the balance and activity of the Funds Held Account quarterly within 60 days of the quarter end.

C.	The Reinsurer shall have the authority to direct the Company as to the investment of assets held in the Funds Withheld Account.

ARTICLE 9

REPORTS AND REMITTANCES

A.	Within 60 days following the end of each quarter, the Company shall furnish the Reinsurer with a report summarizing:

1.	The Reinsurer’s share of any Ultimate Net Loss paid during the quarter; less

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2.	the Reinsurer’s share of any subrogation, salvage, or other recoveries during the quarter.

The balance thereof shall be withdrawn by the Company from the Funds Withheld Account to the extent the balance of the Funds Withheld Account is positive, and such withdrawal shall constitute payment by the Reinsurer. In the event the balance of the Funds Withheld Account is zero or less, the Reinsurer shall pay the balance within 75 days after the close of the respective quarter.

B.	In addition, the Company shall furnish the Reinsurer with a quarterly statement showing the reserves for outstanding Ultimate Net Loss. The Company shall also provide the Reinsurer with such other information as may be required by the Reinsurer for completion of its financial statements.

C.	It is acknowledged that for reporting purposes, “quarterly” reporting periods may not, in accordance with the Company’s customary accounting and reporting practices, coincide with the calendar periods, in which case, subsequent reports may include days omitted from the prior periods.

ARTICLE 10

DEFINITIONS

A. 1.	“Ultimate Net Loss” means the sum actually paid by the Company in settlement of the individual insured losses, including Loss Adjustment Expense, 90% of Extra Contractual Obligations and 90% of Loss in Excess of Policy Limits as defined in the Extra Contractual Obligations/Excess of Policy Limits Article. “Ultimate Net Loss” shall also include an allowance for unallocated loss adjustment expense, not to exceed 5.0% of Earned Premium.

2.	Salvages and all recoveries (including amounts due from all reinsurances that inure to the benefit of this Contract, whether recovered or not), shall be first deducted from such loss to arrive at the amount of liability attaching hereunder.

3.	All salvages, recoveries or payments recovered or received subsequent to loss settlement hereunder shall be applied as if recovered or received prior to the aforesaid settlement, and all necessary adjustments shall be made by the parties hereto.

4.	Nothing in this clause shall be construed to mean that losses are not recoverable hereunder until the Company’s “Ultimate Net Loss” has been ascertained.

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B.	“Loss Adjustment Expense” means costs and expenses incurred in connection with the investigation, appraisal, adjustment, settlement, litigation, defense or appeal of a specific claim or loss, or alleged loss, including but not limited to:

1.	court costs;

2.	costs of supersedeas and appeal bonds;

3.	monitoring counsel expenses;

4.	legal expenses and costs incurred in connection with coverage questions and legal actions connected thereto, including but not limited to declaratory judgment actions;

5.	post-judgment interest;

6.	pre-judgment interest, unless included as part of an award or judgment;

7.	Cost Containment and or Medical Management expenses;

8.	subrogation, salvage and recovery expenses;

9.	costs incurred relating to the administration of continuing regular payments or periodical payments; and

10.	expenses of independent third parties including but not limited to attorneys, appraisers, investigators, life care estimators, and or Medicare set aside experts retained, assigned and or employed by the Company on specific claims.

Loss Adjustment Expenses shall also include defense attorneys, medical management staff, nurse case managers, investigators, adjusters and other claims and legal personnel of Tower Insurance Company of New York/Tower Risk Management, and other affiliates of the Company, whether for defense and cost containment or adjusting and other expenses.

C.	“Closing Date” means September 25, 2013.

D.	“Earned Premium” means the total premium earned by the Company on the Policies reinsured hereunder, through May 31, 2013.

E.	“Relevant Quota Share Percentage” means that percentage of the total Ultimate Net Loss derived by applying the following quota share percentages to Ultimate Net Loss paid on Policies having the applicable Policy inception dates:

Period	Quota Share Percentage
1/1/2010 to 9/30/2010	50%
10/1/2010 to 12/31/2010	15%
1/1/2011 to 6/30/2013	35%

Effective: June 1, 2013

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ARTICLE 11

EXTRA CONTRACTUAL OBLIGATIONS/EXCESS OF POLICY LIMITS

A.	This Contract shall cover Extra Contractual Obligations, as provided in the definition of Ultimate Net Loss. “Extra Contractual Obligations” shall be defined as those liabilities not covered under any other provision of this Contract and that arise from the handling of any claim on business covered hereunder, such liabilities arising because of, but not limited to, the following: failure by the Company to settle within the Policy limit, or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such action.

B.	This Contract shall cover Loss in Excess of Policy Limits, as provided in the definition of Ultimate Net Loss. “Loss in Excess of Policy Limits” shall be defined as Loss in excess of the Policy limit, having been incurred because of, but not limited to, failure by the Company to settle within the Policy limit or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such action.

C.	An Extra Contractual Obligation and/or Loss in Excess of Policy Limits shall be deemed to have occurred on the same date as the loss covered under the Company’s Policy, and shall constitute part of the original loss.

D.	For the purposes of the Loss in Excess of Policy Limits coverage hereunder, the word “Loss” shall mean any amounts for which the Company would have been contractually liable to pay had it not been for the limit of the original Policy.

E.	Loss Adjustment Expense in respect of Extra Contractual Obligations and/or Loss in Excess of Policy Limits shall be covered hereunder in the same manner as other Loss Adjustment Expense.

F.	However, this Article shall not apply where the loss has been incurred due to final legal adjudication of fraud of a member of the Board of Directors or a corporate officer of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

G.	In no event shall coverage be provided to the extent not permitted under law.

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ARTICLE 12

NET RETAINED LIABILITY

A.	This Contract applies only to that portion of any loss that the Company retains net for its own account.

B.	The amount of the Reinsurer’s liability hereunder in respect of any loss or losses shall not be increased by reason of the inability of the Company to collect from any other reinsurer(s), whether specific or general, any amounts that may have become due from such reinsurer(s), whether such inability arises from the insolvency of such other reinsurer(s) or otherwise.

ARTICLE 13

ORIGINAL CONDITIONS

All reinsurance under this Contract shall be subject to the same rates, terms, conditions, waivers and interpretations, and to the same modifications and alterations as the respective Policies of the Company, the true intent of this Contract being that the Reinsurer shall, in every case to which this Contract applies, follow the underwriting fortunes of the Company. However, in no event shall this be construed in any way to provide coverage outside the terms and conditions set forth in this Contract.

ARTICLE 14

NO THIRD PARTY RIGHTS

This Contract is solely between the Company and the Reinsurer, and in no instance shall any insured, claimant or other third party have any rights under this Contract except as may be expressly provided otherwise herein.

ARTICLE 15

LOSS SETTLEMENTS

A.	The Company alone and at its full discretion shall adjust, settle or compromise all claims and losses.

B.	As respects losses subject to this Contract, all loss settlements made by the Company, whether under strict Policy terms or by way of compromise, and any Extra Contractual Obligations and/or Loss in Excess of Policy Limits, shall be binding upon the Reinsurer, and the Reinsurer agrees to pay or allow, as the case may be, its share of each such settlement in accordance with this Contract.

Effective: June 1, 2013

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ARTICLE 16

CURRENCY

A.	Where the word “Dollars” and/or the sign “$” appear in this Contract, they shall mean United States Dollars, and all payments hereunder shall be in United States Dollars.

B.	For purposes of this Contract, where the Company receives premiums or pays losses in currencies other than United States Dollars, such premiums or losses shall be converted into United States Dollars at the actual rates of exchange at which these premiums or losses are entered in the Company’s books.

ARTICLE 17

COLLATERAL

A.	The Reinsurer agrees to establish a Trust Fund for its Obligations (as defined herein) hereunder, pursuant to that certain Trust Agreement by and between the Reinsurer, the Company, and US Bank dated as of the Closing Date (the “Trust Agreement”). The Trust Fund shall be deemed to be an asset of the Reinsurer and shall be funded pursuant to the provisions hereof. Collateral deposited in the Trust Fund may be withdrawn on the terms set forth herein and in the Trust Agreement.

B.	The term “Obligations” shall mean 102% of the maximum amount that the Reinsurer is be liable to pay to the Company under this Contract (the sum of the limit of the Reinsurer’s liability under Coverages A, B and C as described in the Coverage Article), reduced by the balance of the Funds Withheld Account, and by any paid claims. However, 48 months after inception of this Contract, and annually thereafter, “Obligations” shall be adjusted to mean the lesser of (1) 102% of the maximum amount that the Reinsurer is be liable to pay to the Company under this Contract, reduced by reduced by the balance of the Funds Withheld Account, and by any paid claims, or (2) 110% of the Reinsurer’s share of any outstanding loss reserves, as most-recently determined by an independent actuary, reduced by the balance of the Funds Withheld Account.

C.	At the end of each calendar quarter, trust assets may be withdrawn by the Reinsurer to the extent the balance of the trust exceeds the Reinsurer’s Obligations. Within 30 days after the end of each calendar quarter, additional qualifying assets will be contributed to the extent and until the qualifying assets within the trust equal the Reinsurer’s Obligations. If the 30-day period is exceeded, the asset control of the trust fund shall be ceded by the Reinsurer to the Company. All investment income generated by the trust fund shall be the property of the Reinsurer.

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D.	The Reinsurer and the Company agree that any collateral provided by the Reinsurer pursuant to the provisions of this Contract may be drawn upon at any time, notwithstanding any other provision of this Contract, and be utilized by the Company or any successor, by operation of law, of the Company including, without limitation, any liquidator, rehabilitator, receiver or conservator of the Company, for the following purposes, unless otherwise provided for in a separate Trust Agreement:

1.	to reimburse the Company for the Reinsurer’s Obligations, the payment of which is due under the terms of this Contract and that has not been otherwise paid;

2.	to make refund of any sum that is in excess of 102% of the Reinsurer’s Obligations;

3.	to fund an account with the Company for the Reinsurer’s Obligations. Such cash deposit shall be held in an interest bearing account separate from the Company’s other assets, and interest thereon not in excess of the prime rate shall accrue to the benefit of the Reinsurer. Any taxes payable on accrued interest shall be paid out of the assets in the account that are in excess of 102% of the Reinsurer’s Obligations. If the assets are inadequate to pay taxes, any taxes due shall be paid or reimbursed by the Reinsurer;

4.	to pay the Reinsurer’s share of any other amounts the Company claims are due under this Contract.

If the amount drawn by the Company is in excess of the actual amount required for (1) or (3), or in the case of (4), the actual amount determined to be due, the Company shall promptly return to the Reinsurer the excess amount so drawn. All of the foregoing shall be applied without diminution because of insolvency on the part of the Company or the Reinsurer.

E.	The Reinsurer shall not be required to provide a deposit in accordance with California Insurance Code §§11690-11703.

ARTICLE 18

TAXES

In consideration of the terms under which this Contract is issued, the Company undertakes not to claim any deduction of the premium hereon when making tax returns, other than income or profits tax returns, to any state or territory of the United States of America or to the District of Columbia.

Effective: June 1, 2013

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ARTICLE 19

ACCESS TO RECORDS

The Reinsurer or its duly authorized representatives shall have the right to visit the offices of the Company to inspect, examine, audit, and verify any of the policy, accounting or claim files (“Records”) relating to business reinsured under this Contract during regular business hours after giving five working days’ prior notice. This right shall be exercisable during the term of this Contract or after the expiration of this Contract. Notwithstanding the above, the Reinsurer shall not have any right of access to the Records of the Company if it is not current in all undisputed payments due the Company.

ARTICLE 20

CONFIDENTIALITY

A.	The Reinsurer hereby acknowledges that the documents, information and data provided to it by the Company, whether directly or through an authorized agent, in connection with the placement and execution of this Contract (“Confidential Information”) are proprietary and confidential to the Company. Confidential Information shall not include documents, information or data that the Reinsurer can show:

1.	are publicly known or have become publicly known through no unauthorized act of the Reinsurer;

2.	have been rightfully received from a third person without obligation of confidentiality; or

3.	were known by the Reinsurer prior to the placement of this Contract without an obligation of confidentiality.

B.	Absent the written consent of the Company, the Reinsurer shall not disclose any Confidential Information to any third parties, including any affiliated companies, except:

1.	when required by retrocessionaires subject to the business ceded to this Contract;

2.	when required by regulators performing an audit of the Reinsurer’s records and/or financial condition; or

3.	when required by external auditors performing an audit of the Reinsurer’s records in the normal course of business.

Further, the Reinsurer agrees not to use any Confidential Information for any purpose not related to the performance of its obligations or enforcement of its rights under this Contract.

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C.	Notwithstanding the above, in the event that the Reinsurer is required by court order, other legal process or any regulatory authority to release or disclose any or all of the Confidential Information, the Reinsurer agrees to provide the Company with written notice of same at least 10 days prior to such release or disclosure and to use its best efforts to assist the Company in maintaining the confidentiality provided for in this Article.

D.	The provisions of this Article shall extend to the officers, directors and employees of the Reinsurer and its affiliates, and shall be binding upon their successors and assigns.

ARTICLE 21

INDEMNIFICATION AND ERRORS AND OMISSIONS

A.	The Reinsurer is reinsuring, subject to the terms and conditions of this Contract, the obligations of the Company under any Policy. The Company shall be the sole judge as to:

1.	what shall constitute a claim or loss covered under any Policy;

2.	the Company’s liability thereunder;

3.	the amount or amounts that it shall be proper for the Company to pay thereunder.

B.	The Reinsurer shall be bound by the judgment of the Company as to the obligation(s) and liability(ies) of the Company under any Policy.

C.	Any inadvertent error, omission or delay in complying with the terms and conditions of this Contract shall not be held to relieve either party hereto from any liability that would attach to it hereunder if such error, omission or delay had not been made, provided such error, omission or delay is rectified immediately upon discovery.

ARTICLE 22

INSOLVENCY

A.

In the event of the insolvency of the Company, this reinsurance (or the portion of any risk or obligation assumed by the Reinsurer, if required by applicable law) shall be payable directly to the Company, or to its liquidator, receiver, conservator or statutory successor, either: (1) on the basis of the liability of the Company, or (2) on the basis of claims filed and allowed in the liquidation proceeding, whichever may be required by applicable statute, without diminution because of the insolvency of the Company or because the liquidator, receiver, conservator or statutory successor of the Company has failed to pay all or a portion of any claim. It is agreed, however, that the liquidator, receiver, conservator or statutory successor of the Company shall give written notice to the Reinsurer of the pendency of a claim against the Company indicating the Policy or bond reinsured, which claim would involve a possible liability on the part of the Reinsurer within a reasonable

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time after such claim is filed in the conservation or liquidation proceeding or in the receivership, and that during the pendency of such claim, the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated any defense or defenses that it may deem available to the Company or its liquidator, receiver, conservator or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to the approval of the court, against the Company as part of the expense of conservation or liquidation to the extent of a pro rata share of the benefit that may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.

B.	Where two or more reinsurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of this reinsurance Contract as though such expense had been incurred by the Company.

C.	In the event of a conflict between any provision of this Article and the laws governing the insolvency of the Company, this Article shall be amended to incorporate the provisions of such laws.

ARTICLE 23

ARBITRATION

A.	Any dispute arising out of the interpretation, performance or breach of this Contract, including the formation or validity thereof, shall be submitted for decision to a panel of three arbitrators. Notice requesting arbitration shall be in writing and sent certified or registered mail, return receipt requested.

B.	One arbitrator shall be chosen by each party and the two arbitrators shall then choose an impartial third arbitrator who shall preside at the hearing. If either party fails to appoint its arbitrator within 30 days after being requested to do so by the other party, the latter, after 10 days’ prior notice by certified or registered mail of its intention to do so, may appoint the second arbitrator.

C.	If the two arbitrators do not agree on a third arbitrator within 60 days of their appointment, the third arbitrator shall be selected from a list of six individuals (three named by each arbitrator) by a judge of the Bermuda Court having jurisdiction over the geographical area in which the arbitration is to take place, or if that court declines to act, the court having general jurisdiction in such area. The arbitrators shall be persons knowledgeable about insurance and reinsurance who have no personal or financial interest in the result of the arbitration. If a member of the panel dies, becomes disabled or is otherwise unwilling or unable to serve, a substitute shall be selected in the same manner as the departing member was chosen and the arbitration shall continue.

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D.	The arbitration hearings shall be held in Hamilton, Bermuda. Each party shall submit its case to the arbitrators within 60 days of the selection of the third arbitrator or within such longer period as may be agreed by the arbitrators. The arbitrators shall not be obliged to follow judicial formalities or the rules of evidence except to the extent required by governing law, that is, the state law of the site of the arbitration as herein agreed; they shall make their decisions according to the practice of the reinsurance business. The decision rendered by a majority of the arbitrators shall be final and binding on both parties. Such decision shall be condition precedent to any right of legal action arising out of the arbitrated dispute which either party may have against the other. Judgment upon the award rendered may be entered in any court having jurisdiction thereof.

E.	Each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other party the cost of the third arbitrator. The remaining costs of the arbitration shall be allocated by the panel. The panel may, at its discretion, award such further costs and expenses as it considers appropriate, including but not limited to attorneys’ fees, to the extent permitted by law.

ARTICLE 24

SERVICE OF SUIT

A.	This Article shall not be read to conflict with or override the obligations of the parties to arbitrate their disputes as provided for in the Arbitration Article. This Article is intended as an aid to compelling arbitration or enforcing such arbitration or arbitral award, not as an alternative to the Arbitration Article for resolving disputes arising out of this Contract.

B.	In the event of the failure of the Reinsurer to perform its obligations hereunder, the Reinsurer, at the request of the Company, shall submit to the jurisdiction of a court of competent jurisdiction of the Island of Bermuda. Nothing in this Article constitutes or should be understood to constitute a waiver of the Reinsurer’s rights to commence an action in any court of competent jurisdiction of the Island of Bermuda, to remove an action to a Bermuda Court, or to seek a transfer of a case to another court as permitted by the laws of the Island of Bermuda.

C.	Service of process in such suit against the Reinsurer may be made upon the party identified on behalf of the Reinsurer on the Reinsurer’s signature page of this Contract, and in any suit instituted, the Reinsurer shall abide by the final decision of such court or any Appellate Court in the event of an appeal.

D.	Further, pursuant to any statute of any state, territory or district of the Island of Bermuda that makes provision therefore, the Reinsurer hereby designates the Superintendent, Commissioner or Director of the Bermuda Monetary Authority, or other officer specified for that purpose in the statute, or his successor or successors in office, as its true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Company or any beneficiary hereunder arising out of this Contract, and hereby designates the above-named as the person to whom the said officer is authorized to mail such process or a true copy thereof.

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ARTICLE 25

ENTIRE AGREEMENT

This Contract sets forth all of the duties and obligations between the Company and the Reinsurer and supersedes any and all prior or contemporaneous written agreements with respect to matters referred to in this Contract. This Contract may not be modified or changed except by an amendment to this Contract in writing signed by both parties. However, this Article shall not be construed as limiting the admissibility of evidence regarding the formation, interpretation, purpose or intent of this Contract.

ARTICLE 26

NON-WAIVER

The failure of the Company or the Reinsurer to insist on compliance with this Contract or to exercise any right or remedy hereunder shall not constitute a waiver of any rights contained in this Contract nor prevent either party from thereafter demanding full and complete compliance nor prevent either party from exercising such remedy in the future.

ARTICLE 27

INTERMEDIARY

Guy Carpenter & Company, LLC, is hereby recognized as the Intermediary negotiating this Contract for all business hereunder. All communications (including notices, statements, premiums, return premiums, commissions, taxes, losses, Loss Adjustment Expenses, salvages, and loss settlements) relating thereto shall be transmitted to the Company or the Reinsurer through the Intermediary. Payments by the Company to the Intermediary shall be deemed payment to the Reinsurer. Payments by the Reinsurer to the Intermediary shall be deemed payment to the Company only to the extent that such payments are actually received by the Company.

ARTICLE 28

MODE OF EXECUTION

A.	This Contract may be executed by:

1.	an original written ink signature of paper documents;

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2.	an exchange of facsimile copies showing the original written ink signature of paper documents;

3.	electronic signature technology employing computer software and a digital signature or digitizer pen pad to capture a person’s handwritten signature in such a manner that the signature is unique to the person signing, is under the sole control of the person signing, is capable of verification to authenticate the signature and is linked to the document signed in such a manner that if the data is changed, such signature is invalidated.

B.	The use of any one or a combination of these methods of execution shall constitute a legally binding and valid signing of this Contract. This Contract may be executed in one or more counterparts, each of which, when duly executed, shall be deemed an original.

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IN WITNESS WHEREOF, the parties have caused this Contract to be executed by their duly authorized representative(s) this 26th day September, in the year of 2013.

TOWER REINSURANCE, LTD.

/s/ Glenn Clinton

President and CUO

and this 25th day of September, in the year of 2013.

SOUTHPORT RE (CAYMAN), LTD.

/s/ Daniel MacLean

WORKERS’ COMPENSATION ADVERSE DEVELOPMENT

AGGREGATE EXCESS OF LOSS REINSURANCE CONTRACT

Effective: June 1, 2013

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NUCLEAR INCIDENT EXCLUSION CLAUSE—LIABILITY—REINSURANCE—U.S.A.

(1)	This reinsurance does not cover any loss or liability accruing to the Reassured as a member of, or subscriber to, any association of insurers or reinsurers formed for the purpose of covering nuclear energy risks or as a direct or indirect reinsurer of any such member, subscriber or association.

(2)	Without in any way restricting the operation of paragraph (1) of this Clause it is understood and agreed that for all purposes of this reinsurance all the original policies of the Reassured (new, renewal and replacement) of the classes specified in Clause II of this paragraph (2) from the time specified in Clause III in this paragraph (2) shall be deemed to include the following provision (specified as the Limited Exclusion Provision):

Limited Exclusion Provision.*

I.	It is agreed that the policy does not apply under any liability coverage, to injury, sickness, disease, death or destruction

bodily injury or property damage

with respect to which an insured under the policy is also an insured under a nuclear energy liability policy issued by Nuclear Energy Liability Insurance Association, Mutual Atomic Energy Liability Underwriters or Nuclear Insurance Association of Canada, or would be an insured under any such policy but for its termination upon exhaustion of its limit of liability.

II.	Family Automobile Policies (liability only), Special Automobile Policies (private passenger automobiles, liability only), Farmers Comprehensive Personal Liability Policies (liability only), Comprehensive Personal Liability Policies (liability only) or policies of a similar nature; and the liability portion of combination forms related to the four classes of policies stated above, such as the Comprehensive Dwelling Policy and the applicable types of Homeowners Policies.

III.	The inception dates and thereafter of all original policies as described in II above, whether new, renewal or replacement, being policies which either

(a)	become effective on or after 1st May, 1960, or

(b)	become effective before that date and contain the Limited Exclusion Provision set out above;

provided this paragraph (2) shall not be applicable to Family Automobile Policies, Special Automobile Policies, or policies or combination policies of a similar nature, issued by the Reassured on New York risks, until 90 days following approval of the Limited Exclusion Provision by the Governmental Authority having jurisdiction thereof.

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(3)	Except for those classes of policies specified in Clause II of paragraph (2) and without in any way restricting the operation of paragraph (1) of this Clause, it is understood and agreed that for all purposes of this reinsurance the original liability policies of the Reassured (new, renewal and replacement) affording the following coverages:

Owners, Landlords and Tenants Liability, Contractual Liability, Elevator Liability, Owners or Contractors (including railroad) Protective Liability, Manufacturers and Contractors Liability, Product Liability, Professional and Malpractice Liability, Storekeepers Liability, Garage Liability, Automobile Liability (including Massachusetts Motor Vehicle or Garage Liability)

shall be deemed to include, with respect to such coverages, from the time specified in Clause V of this paragraph (3), the following provision (specified as the Broad Exclusion Provision):

Broad Exclusion Provision.*

It is agreed that the policy does not apply:

I.	Under any Liability Coverage, to

injury, sickness, disease, death or destruction

bodily injury or property damage

(a)	with respect to which an insured under the policy is also an insured under a nuclear energy liability policy issued by Nuclear Energy Liability Insurance Association, Mutual Atomic Energy Liability Underwriters or Nuclear Insurance Association of Canada, or would be an insured under any such policy but for its termination upon exhaustion of its limit of liability; or

(b)	resulting from the hazardous properties of nuclear material and with respect to which (1) any person or organization is required to maintain financial protection pursuant to the Atomic Energy Act of 1954, or any law amendatory thereof, or (2) the insured is, or had this policy not been issued would be, entitled to indemnity from the United States of America, or any agency thereof, under any agreement entered into by the United States of America, or any agency thereof, with any person or organization.

II.	Under any Medical Payments Coverage, or under any Supplementary Payments Provision relating to immediate medical or surgical relief

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first aid,

to expenses incurred with respect to

bodily injury, sickness, disease or death

bodily injury

resulting from the hazardous properties of nuclear material and arising out of the operation of a nuclear facility by any person or organization.

III.	Under any Liability Coverage, to

injury, sickness, disease, death or destruction

bodily injury or property damage

resulting from the hazardous properties of nuclear material, if

(a)	the nuclear material (1) is at any nuclear facility owned by, or operated by or on behalf of, an insured or (2) has been discharged or dispersed therefrom;

(b)	the nuclear material is contained in spent fuel or waste at any time possessed, handled, used, processed, stored, transported or disposed of by or on behalf of an insured; or

(c)	the

injury, sickness, disease, death or destruction

bodily injury or property damage

arises out of the furnishing by an insured of services, materials, parts or equipment in connection with the planning, construction, maintenance, operation or use of any nuclear facility, but if such facility is located within the United States of America, its territories or possessions or Canada, this exclusion (c) applies only to injury to or destruction of property at such nuclear facility.

property damage to such nuclear facility and any property thereat.

IV.	As used in this endorsement:

“hazardous properties” include radioactive, toxic or explosive properties; “nuclear material” means source material, special nuclear material or byproduct material; “source material”, “special nuclear material”, and “byproduct material” have the meanings given them in the Atomic Energy Act of 1954 or in any law amendatory

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thereof; “spent fuel” means any fuel element or fuel component, solid or liquid, which has been used or exposed to radiation in a nuclear reactor; “waste” means any waste material (1) containing byproduct material other than the tailings or wastes produced by the extraction or concentration of uranium or thorium from any ore processed primarily for its source material content and (2) resulting from the operation by any person or organization of any nuclear facility included under the first two paragraphs of the definition of nuclear facility; “nuclear facility” means

(a)	any nuclear reactor,

(b)	any equipment or device designed or used for (1) separating the isotopes of uranium or plutonium, (2) processing or utilizing spent fuel, or (3) handling, processing or packaging waste,

(c)	any equipment or device used for the processing, fabricating or alloying of special nuclear material if at any time the total amount of such material in the custody of the insured at the premises where such equipment or device is located consists of or contains more than 25 grams of plutonium or uranium 233 or any combination thereof, or more than 250 grams of uranium 235,

(d)	any structure, basin, excavation, premises or place prepared or used for the storage or disposal of waste,

and includes the site on which any of the foregoing is located, all operations conducted on such site and all premises used for such operations; “nuclear reactor” means any apparatus designed or used to sustain nuclear fission in a self-supporting chain reaction or to contain a critical mass of fissionable material;

With respect to injury to or destruction of property, the word “injury” or “destruction” includes all forms of radioactive contamination of property. “property damage” includes all forms of radioactive contamination of property.

V.	The inception dates and thereafter of all original policies affording coverages specified in this paragraph (3), whether new, renewal or replacement, being policies which become effective on or after 1st May, 1960, provided this paragraph (3) shall not be applicable to

(i)	Garage and Automobile Policies issued by the Reassured on New York risks, or

(ii)	statutory liability insurance required under Chapter 90, General Laws of Massachusetts,

until 90 days following approval of the Broad Exclusion Provision by the Governmental Authority having jurisdiction thereof.

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(4)	Without in any way restricting the operation of paragraph (1) of this Clause, it is understood and agreed that paragraphs (2) and (3) above are not applicable to original liability policies of the Reassured in Canada and that with respect to such policies this Clause shall be deemed to include the Nuclear Energy Liability Exclusion Provisions adopted by the Canadian Underwriters’ Association or the Independent Insurance Conference of Canada.

*	NOTE. The words printed in italics in the Limited Exclusion Provision and in the Broad Exclusion Provision shall apply only in relation to original liability policies which include a Limited Exclusion Provision or a Broad Exclusion Provision containing those words.

NOTES:	Wherever used herein the terms:

	“Reassured”	shall be understood to mean “Company”, “Reinsured”, “Reassured” or whatever other term is used in the attached reinsurance document to designate the reinsured company or companies.

	“Agreement”	shall be understood to mean “Agreement”, “Contract”, “Policy” or whatever other term is used to designate the attached reinsurance document.

	“Reinsurers”	shall be understood to mean “Reinsurers”, “Underwriters” or whatever other term is used in the attached reinsurance document to designate the reinsurer or reinsurers.

21/9/67 NMA 1590 (amended).

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NUCLEAR INCIDENT EXCLUSION CLAUSE—LIABILITY—REINSURANCE—CANADA

1.	This Agreement does not cover any loss or liability accruing to the Reinsured as a member of, or subscriber to, any association of insurers or reinsurers formed for the purpose of covering nuclear energy risks or as a direct or indirect reinsurer of any such member, subscriber or association.

2.	Without in any way restricting the operation of paragraph 1 of this clause it is agreed that for all purposes of this Agreement all the original liability contracts of the Reinsured, whether new, renewal or replacement, of the following classes, namely,

Personal Liability

Farmers’ Liability

Storekeepers’ Liability

which become effective on or after 31st December 1992, shall be deemed to include, from their inception dates and thereafter, the following provision:

Limited Exclusion Provision

This Policy does not apply to bodily injury or property damage with respect to which the Insured is also insured under a contract of nuclear energy liability insurance (whether the Insured is unnamed in such contract and whether or not it is legally enforceable by the Insured) issued by the Nuclear Insurance Association of Canada or any other group or pool of insurers or would be an Insured under any such policy but for its termination upon exhaustion of its limit of liability.

With respect to property, loss of use of such property shall be deemed to be property damage.

3.	Without in any way restricting the operation of paragraph 1 of this clause it is agreed that for all purposes of this Agreement all the original liability contracts of the Reinsured, whether new, renewal or replacement of any class whatsoever (other than Personal Liability, Farmers’ Liability, Storekeepers’ Liability or Automobile Liability contracts), which become effective on or after 31st December 1992, shall be deemed to include from their inception dates and thereafter, the following provision:

Broad Exclusion Provision

It is agreed that this Policy does not apply:

(a)	To any liability imposed by or arising from any nuclear liability act, law or statute or any law amendatory thereof; nor

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(b)	to bodily injury or property damage with respect to which an Insured under this policy is also insured under a contract of nuclear energy liability insurance (whether the Insured is unnamed in such contract and whether or not it is legally enforceable by the Insured) issued by the Nuclear Insurance Association of Canada or any other insurer or group or pool of insurers or would be an Insured under any such policy but for its termination upon exhaustion of its limit of liability; nor

(c)	to bodily injury or property damage resulting directly or indirectly from the nuclear energy hazard arising from:

(i)	the ownership, maintenance, operation or use of a nuclear facility by or on behalf of an Insured;

(ii)	the furnishing by an Insured of services, materials, parts or equipment in connection with the planning, construction, maintenance, operation or use of any nuclear facility; and

(iii)	the possession, consumption, use, handling, disposal or transportation of fissionable substances, or of other radioactive material (except radioactive isotopes, away from a nuclear facility, which have reached the final stage of fabrication so as to be useable for any scientific, medical, agricultural, commercial or industrial purpose) used, distributed, handled or sold by an Insured.

As used in this Policy:

1.	The term “nuclear energy hazard” means the radioactive, toxic, explosive, or other hazardous properties of radioactive material;

2.	The term “radioactive material” means uranium, thorium, plutonium, neptunium, their respective derivatives and compounds, radioactive isotopes of other elements and any other substances which may be designated by or pursuant to any law, act or statute, or law amendatory thereof as being prescribed substances capable of releasing atomic energy, or as being requisite for the production, use or application of atomic energy;

3.	The term “nuclear facility” means:

(a)	any apparatus designed or used to sustain nuclear fission in a self-supporting chain reaction or to contain a critical mass of plutonium, thorium and uranium or any one or more of them;

(b)	any equipment or device designed or used for (i) separating the isotopes of plutonium, thorium and uranium or any one or more of them, (ii) processing or utilizing spent fuel, or (iii) handling, processing or packaging waste;

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(c)	any equipment or device used for the processing, fabricating or alloying of plutonium, thorium or uranium enriched in the isotope uranium 233 or in the isotope uranium 235, or any one or more of them if at any time the total amount of such material in the custody of the Insured at the premises where such equipment or device is located consists of or contains more than 25 grams of plutonium or uranium 233 or any combination thereof, or more than 250 grams of uranium 235;

(d)	any structure, basin, excavation, premises or place prepared or used for the storage or disposal of waste radioactive material;

and includes the site on which any of the foregoing is located, together with all operations conducted thereon and all premises used for such operations.

4.	The term “fissionable substance” means any prescribed substance that is, or from which can be obtained, a substance capable of releasing atomic energy by nuclear fission.

5.	With respect to property, loss of use of such property shall be deemed to be property damage.

NMA 1979a

(01.04.96) Form approved by Lloyd’s Underwriters’ Non-Marine Association Limited.

NOTES:	Wherever used herein the terms:

	“Reassured”	shall be understood to mean “Company”, “Reinsured”, “Reassured” or whatever other term is used in the attached reinsurance document to designate the reinsured company or companies.

	“Agreement”	shall be understood to mean “Agreement”, “Contract”, “Policy” or whatever other term is used to designate the attached reinsurance document.

	“Reinsurers”	shall be understood to mean “Reinsurers”, “Underwriters” or whatever other term is used in the attached reinsurance document to designate the reinsurer or reinsurers.

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NUCLEAR ENERGY RISKS EXCLUSION CLAUSE—REINSURANCE (WORLDWIDE

EXCLUDING U.S.A. AND CANADA)

This Contract shall exclude Nuclear Energy Risks whether such risks are written directly and/or by way of reinsurance and/or via Pools and/or Associations.

For all purposes of this Contract “Nuclear Energy Risks” shall mean all first party and/or third party insurances or reinsurances (other than Workers’ Compensation and Employers’ Liability) in respect of:

(I)	All Property on the site of a nuclear power station.

Nuclear Reactors, reactor buildings and plant and equipment therein on any site other than a nuclear power station.

(II)	All Property, on any site (including but not limited to the sites referred to in (I) above) used or having been used for:

(a)	The generation of nuclear energy; or

(b)	The Production, Use or Storage of Nuclear Material.

(III)	Any other Property eligible for insurance by the relevant local Nuclear Insurance Pool and/or Association but only to the extent of the requirements of that local Pool and/or Association.

(IV)	The supply of goods and services to any of the sites, described in (I) to (III) above, unless such insurances or reinsurances shall exclude the perils of irradiation and contamination by Nuclear Material.

Except as undernoted, Nuclear Energy Risks shall not include:

(i)	Any insurance or reinsurance in respect of the construction or erection or installation or replacement or repair or maintenance or decommissioning of Property as described in (I) to (III) above (including contractors’ plant and equipment);

(ii)	Any Machinery Breakdown or other Engineering insurance or reinsurance not coming within the scope of (i) above;

Provided always that such insurance or reinsurance shall exclude the perils of irradiation and contamination by Nuclear Material.

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However, the above exemption shall not extend to:

(1)	The provision of any insurance or reinsurance whatsoever in respect of:

(a)	Nuclear Material;

(b)	Any Property in the High Radioactivity Zone or Area of any Nuclear Installation as from the introduction of Nuclear Material or—for reactor installations—as from fuel loading or first criticality where so agreed with the relevant local Nuclear Insurance Pool and/or Association.

(2)	The provision of any insurance or reinsurance for the undernoted perils:

•	Fire, lightning, explosion;

•	Earthquake;

•	Aircraft and other aerial devices or articles dropped therefrom;

•	Irradiation and radioactive contamination;

•	Any other peril insured by the relevant local Nuclear Insurance Pool and/or Association;

in respect of any other Property not specified in (1) above which directly involves the Production, Use or Storage of Nuclear Material as from the introduction of Nuclear Material into such Property.

Definitions:

“Nuclear Material” means:

(i)	Nuclear fuel, other than natural uranium and depleted uranium, capable of producing energy by a self-sustaining chain process of nuclear fission outside a Nuclear Reactor, either alone or in combination with some other material; and

(ii)	Radioactive Products or Waste.

“Radioactive Products or Waste” means any radioactive material produced in, or any material made radioactive by exposure to the radiation incidental to the production or utilization of nuclear fuel, but does not include radioisotopes which have reached the final stage of fabrication so as to be usable for any scientific, medical, agricultural, commercial or industrial purpose.

“Nuclear Installation” means:

(i)	Any Nuclear Reactor;

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(ii)	Any factory using nuclear fuel for the production of Nuclear Material, or any factory for the processing of Nuclear Material, including any factory for the reprocessing of irradiated nuclear fuel; and

(iii)	Any facility where Nuclear Material is stored, other than storage incidental to the carriage of such material.

“Nuclear Reactor” means any structure containing nuclear fuel in such an arrangement that a self-sustaining chain process of nuclear fission can occur therein without an additional source of neutrons.

“Production, Use or Storage of Nuclear Material” means the production, manufacture, enrichment, conditioning, processing, reprocessing, use, storage, handling and disposal of Nuclear Material.

“Property” shall mean all land, buildings, structures, plant, equipment, vehicles, contents (including but not limited to liquids and gases) and all materials of whatever description whether fixed or not.

“High Radioactivity Zone or Area” means:

(i)	For nuclear power stations and Nuclear Reactors, the vessel or structure which immediately contains the core (including its supports and shrouding) and all the contents thereof, the fuel elements, the control rods and the irradiated fuel store; and

(ii)	For non-reactor Nuclear Installations, any area where the level of radioactivity requires the provision of a biological shield.

N.M.A. 1975(a)

April 1, 1994

NOTES:	Wherever used herein the terms:

	“Reinsured”	shall be understood to mean “Company”, “Reinsurer”, “Reassured” or whatever other term is used in the attached reinsurance document to designate the reinsured company or companies.

	“Agreement”	shall be understood to mean “Agreement”, “contract”, “policy” or whatever other term is used to designate the attached reinsurance document.

	“Reinsurers”	shall be understood to mean “Reinsurers”, “Underwriters” or whatever other term is used in the attached reinsurance document to designate the reinsurer or reinsurers.

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